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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), dated as of January 29, 1999, is by and among Compunet, Inc., a Texas corporation (the "Company"), William Thompson, the sole shareholder of the Company (the "Shareholder"), Internet America, Inc., a Texas corporation ("Parent") and GEEK Assets, Inc., a Texas corporation and wholly owned subsidiary of Parent ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company is in the business of providing Internet access to customers, both individuals and businesses, in the Texas market;

         WHEREAS, the Company desires to sell and Purchaser desires to purchase, substantially all of the assets of the Company; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. In addition to terms otherwise defined in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:

         "Assets" shall mean the assets and properties of the Company set forth on Schedule 1.1(a).

         "Assumed Liabilities" shall mean the obligations of the Company set forth on Schedule 1.1(b).

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

                                   ARTICLE II.
                                PURCHASE AND SALE

         SECTION 2.1. PURCHASE AND SALE OF ASSETS. Subject to and upon the terms and conditions contained herein, on the Closing Date, the Company shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims and encumbrances, equities, proxies, options, shareholders' agreements or restrictions, and Purchaser shall purchase, accept and acquire from the Company, the Assets. Neither Parent nor Purchaser assumes or agrees to pay,


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perform or discharge any liabilities or obligations of the Company, whether accrued, absolute, contingent or otherwise, except as set forth in Section 2.2, below.

         SECTION 2.2. PURCHASE PRICE. The total consideration for the Assets (the "Purchase Price") shall be $595,000, payable at Closing in shares of Parent's common stock, par value $.01 per share (the "Common Stock"), with the number of such shares being equal to $595,000 divided by the closing price of the Common Stock as reported by the Nasdaq National Market System on the day before Closing (the "Shares"). In addition, at the Closing, Parent shall assume the Assumed Liabilities. Except for the Assumed Liabilities, neither Parent nor Purchaser shall pay or agree to pay, perform or discharge any liabilities or obligations of the Company. The parties agree that the sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth in
Schedule 2.2. The allocation shall be made in accordance with the provisions of Internal Revenue Code Section 1060 and the Treasury regulations thereunder. Each of the parties to this Agreement shall, unless otherwise required by law, (i) report, for all federal, state and local income tax purposes, the transactions contemplated by this Agreement in a manner consistent with the allocation in
Schedule 2.2, and (ii) file, to the extent and in the manner required by the Code, Internal Revenue Service Form 8594 (together with any required amendments thereto) consistent with such agreed allocation. Parent hereby agrees to reimburse Shareholder for any costs incurred in connection with the filing of Internal Revenue Service Form 8594 and any required amendments thereto.

         SECTION 2.3. SPECIAL PROVISIONS. The Company, the Shareholder, Ed Heath and Gordon Ip shall each enter into a Noncompetition Agreement with Parent (the "Noncompetition Agreements"), the form of which is set forth in Schedule 5.1(d).

                                  ARTICLE III.
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDER

      The Company and Shareholder jointly and severally represent and warrant that the following are true and correct as of date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 3.1. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Company.

         SECTION 3.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the other agreements, instruments and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly

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authorized by the Company, its board of directors and shareholders. This
Agreement and each other agreement, instrument and document contemplated hereby has been duly executed and delivered by the Company and Shareholder, enforceable against the Company and Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements, instruments and documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any agreement, indenture or other instrument under which the Company or Shareholder is bound or to which any of the Assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, Shareholder or the Assets.

         SECTION 3.4. CAPITALIZATION. The authorized and issued capital stock of the Company and the ownership interest of Shareholder are set forth on Schedule
3.4. No shares of the capital stock of the Company are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's shareholders. All accrued dividends on the capital stock of the Company, whether or not declared, have been paid in full.

         SECTION 3.5. CONSENTS. Except as set forth on Schedule 3.5, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements, instruments and documents contemplated hereby on the part of the Company or Shareholder.

         SECTION 3.6. TITLE TO ASSETS. The Company has good, valid and marketable title to all the Assets subject to no liens, claims, encumbrances, security interests or mortgages whatsoever, except as disclosed on Schedule 3.6. The Assets constitute the only property used in the conduct of the Company's business. Upon consummation of the transactions contemplated hereby, Purchaser shall receive good, valid and marketable title to the Assets free and clear of all security interests, liens, claims and encumbrances.

         SECTION 3.7. TAXES. All income, excise, corporate, franchise, property, sales, use, payroll, withholding and other taxes related to taxable periods or portions thereof ending prior to or on the date hereof, including without limitation governmental charges, assessments and required contributions of the Company or Shareholder with respect to the Company's business that may result in the filing of a lien on the Assets or that may result in the imposition of transferee or other liability on Purchaser for the payment of such taxes, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency, except for current taxes not due

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and payable prior to or on the date hereof (such taxes to be paid when due by the Company or Shareholder).

         SECTION 3.8. COMPLIANCE WITH LAWS. The Company and Shareholder have complied with all laws, regulations and licensing requirements, including without limitation, environmental laws and requirements, and have filed with the proper authorities all necessary statements and reports. There are no existing violations of, or any existing, pending or threatened investigation or inquiry with respect to any federal, state or local law or regulation. The Company possesses all necessary licenses, franchises, permits and governmental authorizations to conduct the Company's business as now conducted, and has assigned all such licenses, franchises, permits and governmental authorizations to Purchaser.

         SECTION 3.9. FINDER'S FEE. Neither the Company nor Shareholder have incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 3.10. LITIGATION. Except as set forth in Schedule 3.10, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company and Shareholder, threatened, against or affecting, or that could affect, the Company, any of the Assets or the business of the Company. Neither the Company nor Shareholder know of any basis for any such action, proceeding or investigation.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 4.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the other agreements, instruments and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement, instrument and document contemplated hereby have been duly executed and delivered by Purchaser as appropriate and constitute legal, valid and binding obligations of Purchaser, enforceable against same in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements, instruments and documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the

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Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

                                   ARTICLE V.
                   CLOSING DELIVERIES AND CONDITIONS PRECEDENT

         SECTION 5.1. DELIVERIES OF THE COMPANY AND SHAREHOLDER. At the Closing, the Company and Shareholder (as the case may be) shall deliver to Purchaser and/or Parent, as appropriate, the following, all of which shall be in a form satisfactory to counsel to Purchaser and Parent:

         (a) a Bill of Sale, in the form attached as Schedule 5.1(a);

         (b) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Company's Secretary as being true and correct copy of the original thereof subject to no modifications or amendments;

         (c) a certificate, dated within five (5) days of the Closing Date, of the Secretary of State of Texas establishing that the Company is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

         (d) the executed Noncompetition Agreements of the Company, Shareholder, Ed Heath and Gordon Ip in the form attached hereto as Schedule 5.1(d);

         (e) a certificate of the President of the Company certifying that the Company has performed its agreements contained in this Agreement required to be performed by Closing and that the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of Closing;

         (f) a certificate of Shareholder certifying that Shareholder has performed his agreements contained in this Agreement required to be performed by Closing and that the representations and warranties of Shareholder contained in this Agreement shall be true and correct in all material respects on and as of Closing;

         (g) all authorizations, consents, approvals, permits and licenses referenced in Schedule 3.5; and

         (h) such other instruments of transfer as shall be necessary or appropriate, as Purchaser may reasonably request, to vest Purchaser good and marketable, title to the Assets.


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         SECTION 5.2. DELIVERIES OF PURCHASER AND PARENT. At the Closing,
Purchaser and Parent shall deliver to the Company:

         (a) the Purchase Price; and

         (b) the executed Noncompetition Agreements.

         SECTION 5.3. PURCHASER'S AND PARENT'S CONDITIONS TO CLOSING. The Obligations of Purchaser and Parent hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions: (i) the transactions contemplated herein shall have been duly approved by the board of directors of Purchaser and Parent; and (ii) Purchaser and Parent shall have received all of the closing deliveries set forth in Section 5.1.

                                   ARTICLE VI.
                              POST CLOSING MATTERS

         SECTION 6.1. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, the Company shall deliver any further instruments of transfer reasonably requested by Purchaser, and take all reasonable action as may be necessary or appropriate to (i) vest in Purchaser good and marketable title to the Assets, (ii) transfer to Purchaser all licenses and permits necessary for the operation of the Assets, and (iii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder.

         SECTION 6.2. EMPLOYEE COMPENSATION. Except as set forth on Schedule 1.1(b), the Company shall remain liable for all compensation, bonuses and benefits or other arrangements incurred by the Company or owed by the Company to any employee of the Company as of and following the Closing Date.

         SECTION 6.3. SALES TAXES APPLICABLE TO SALES PRIOR TO OR ON THE CLOSING DATE. Except as set forth on Schedule 1.1(b), the Company shall timely file all sales tax returns with respect to sales occurring in connection with the Company's business prior to or on the Closing Date. The Company shall timely pay all sales taxes applicable to the sales reported on the tax returns referred to in this Section. The Company shall be liable for and shall indemnify Purchaser against all sales, transfer, use, excise, registration or other taxes assessed or payable in connection with the transfer of the Assets from the Company to Purchaser or any other taxes of the Company attributable to the business or operations of the Company on or prior to the Closing Date. The Company and Purchaser shall sign, and otherwise shall cooperate in the preparation and filing with the appropriate governmental agencies, of any affidavits or other transfer documents that are required in connection with the transfer of vehicles or similar assets that constitute part of the Assets.

         SECTION 6.4. USE OF PREMISES. The Company agrees to allow Purchaser unlimited access during regular business hours to its premises for a period of 60 days after the date hereof to facilitate the transfer of the Assets to Purchaser.


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         SECTION 6.5. PIGGYBACK REGISTRATION RIGHTS.

         (a) If at any time within one (1) year after the Closing Date, Parent proposes to file a registration statement under the Securities Act covering a proposed sale of any of its Common Stock, for itself (other than a registration statement on Form S-4 or S-8, or any form substituting therefor for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Parent pursuant to any employee benefit plan, respectively), or for anyone else (i.e., a secondary offering) Parent shall give Shareholder written notice (the "Parent Notice") of such proposed filing at least 10 days prior to the anticipated filing date, and such notice shall offer Shareholder the opportunity to register such number of Shares as he may request, subject to Shareholder's accepting the terms of the underwriting agreement, including the public offering price and underwriting discounts and commissions, as agreed upon between Parent and the managing underwriter selected by it, if any. Parent shall use its best efforts to cause any managing underwriter of a proposed underwritten offering to permit Shareholder to include such Shares as he may request be included in such offering on the same terms and conditions as any similar securities of Parent included therein. In order to exercise the above registration rights, Shareholder must notify Parent in writing within 5 days after the date of the Parent Notice.

         (b) Notwithstanding anything in this Section 6.5 to the contrary: (i) no such registration hereunder shall be required if the managing underwriter for the proposed offering shall determine that the inclusion of the Shares requested to be registered would have an adverse effect on the marketability or the price of the securities proposed to be offered by Parent, in which event Parent shall be obligated to include only such limited number, if any, of Shares in such offering as the managing underwriter believes may be sold without causing such adverse effect, which securities will be taken from those held by a group consisting of the Shareholder and other holders of securities of Parent having similar registration rights to those of the Shareholder, on a pro rata basis and
(ii) Parent may at any time withdraw or cease proceeding with the registration of such Shares if it shall at the time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered without obligation to the Shareholder. In the event that the contemplated registration does not involve an underwritten public offering, the determination that the inclusion of such Shares would have an adverse effect on the marketability or the price of the securities proposed to be offered by Parent shall be made by Parent in its reasonable discretion.

         (c) No holder of Shares may participate in any underwritten registration hereunder unless such holder (i) agrees to sell such holder's Shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         (d) Shareholder shall furnish to Parent in writing required information required for inclusion in the Registration Statement, including a description of the proposed plans of distribution. If Shareholder fails to provide such information, Parent shall not be obligated to include Shareholder or his Shares in the Registration Statement until the Shareholder provides such information.

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         (e) All expenses incurred by the Parent in complying with Section 6.5, including without limitation all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Parent, are herein called "registration expenses" and all underwriting discounts, taxes and selling commissions applicable to the sales of the Shares and all fees and disbursements of separate counsel for the Shareholder are herein called "selling expenses." Except as otherwise specifically provided herein, the Parent shall pay all of the registration expenses incurred in connection with the registration statement filed pursuant to Section 6.5 and Shareholder shall bear his own selling expenses.

         (f) Parent will furnish to Shareholder a conformed copy of the registration statement as declared effective by the SEC and each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and such number of copies of the final Prospectus and each post-effective amendment or supplement thereto as well as all filings, if any, with state securities agencies, as Shareholder may reasonably request.

         (g) The registration rights provided to the Shareholder under this
Section 6.5 are not transferable.

         (h) Parent shall indemnify and hold harmless the Shareholder from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages and expenses (including reasonable attorneys' and other expenses for investigation and defense with respect to the foregoing) (collectively "Damages"), joint or several, to which Shareholder may be or become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of material fact contained in a registration statement relating to the sale of the Shares or any prospectus forming in part thereof, or any amendment or supplement thereto, or arise out of or based upon any omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by an untrue statement or omission based upon information furnished in writing to Parent by the Shareholder. Shareholder shall indemnify Parent, its directors, each officer signing the Registration Statement and each person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all Damages to which any of the foregoing persons may become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make any statement therein not misleading, but only insofar as such Damages are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to Parent by the Shareholder, or any person engaged by the Shareholder or acting on the Shareholder's behalf expressly for use therein.



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                                  ARTICLE VII.
                                    REMEDIES

         SECTION 7.1. INDEMNIFICATION BY THE COMPANY AND SHAREHOLDER. Subject to the terms and conditions of this Article, the Company and Shareholder, jointly and severally, agree to indemnify, defend and hold Parent, Purchaser and their respective directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by such indemnities by reason of or resulting from:

         (a) a breach of any representation, warranty or covenant of the Company or Shareholder contained herein, in any schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby;

         (b) any liability of the Company (except the Assumed Liabilities), contingent or otherwise (known or unknown and asserted or unasserted), including the matters listed on Schedule 3.10, arising out of or relating to the operation of the Company's business prior to or on the Closing Date to the extent such liabilities were incurred or the events giving rise to such liabilities occurred on or prior to the Closing Date;

         (c) any tax filing or return or payment made, or position taken, by the Company or Shareholder that any governmental authority challenges and that results in an assertion of Damages against such indemnitees; or

         (d) any liability related to the Company other than the Assumed Liabilities.

         SECTION 7.2. INDEMNIFICATION BY PURCHASER AND PARENT. Subject to the terms and conditions of this Article, Purchaser and Parent hereby agree to indemnify, defend and hold Shareholder and the Company and its directors, officers, shareholders, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnities by reason of or resulting from:

         (a) a breach by Purchaser of any representation, warranty or covenant of Purchaser contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; or

         (b) the failure of Parent to pay, perform and discharge when due any of the Assumed Liabilities.

         SECTION 7.3. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Company, Shareholder, Purchaser and Parent (the "indemnifying party") to the other (the "party to be indemnified") under Sections 6.5(h), 7.1 and 7.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within twenty (20) days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action

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evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defenses with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

         (b) In the event that the indemnifying party, by the thirtieth (30th) day after receipt of notice of any such claim (or, if earlier, by the tenth
(10th) day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified, such consent not to be unreasonably withheld, unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified. The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         SECTION 7.4. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

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         SECTION 7.5. REMEDIES NOT EXCLUSIVE. The remedies provided in this
Article shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

         SECTION 7.6. OFFSET. Any and all amounts owing or to be paid by Purchaser or Parent to the Company or Shareholder, hereunder or otherwise, shall be subject to offset and reduction pro tanto by any amounts that may be owing at any time by the Company or Shareholder to Purchaser or Parent in respect of any failure or breach of any representation, warranty or covenant of the Company or Shareholder under or in connection with this Agreement or any other agreement with Purchaser or Parent or any transaction contemplated hereby or thereby.

         SECTION 7.7. COSTS, EXPENSES AND LEGAL FEES. Subject to the provisions of Sections 7.1 and 7.2, whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that another party breached any of the terms of this Agreement.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         SECTION 8.1. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

         SECTION 8.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to an affiliate of Purchaser.

         SECTION 8.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 8.4. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 8.5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall

ASSET PURCHASE AGREEMENT
                                       11
remain in full force and effect and shall not be affected by the illegal invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 8.6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, schedule or other instrument delivered by or on behalf of the Company, Shareholder, Purchaser or Parent pursuant to this Agreement shall be deemed to have been representations and warranties by the Company, Shareholder, Purchaser or Parent, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of two (2) years, except for representations, warranties and indemnification provisions with respect to any tax or tax-related matters which shall survive the Closing until the running of any applicable statutes of limitation.

         SECTION 8.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         SECTION 8.8. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 8.9. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure to attorneys, accountants, investment bankers or other agents of the parties or as required by law.

         SECTION 8.10. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by facsimile transmission or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or transmitted by facsimile or on the third (3rd) business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:


ASSET PURCHASE AGREEMENT
                                       12

If to Purchaser:                               GEEK Assets, Inc.
                                               One Dallas Centre
                                               350 N. St. Paul, Suite 3000
                                               Dallas, Texas 75201
                                               Attention: President
                                               Fax No.:  (214) 861-2663

If to Parent:                                  Internet America, Inc.
                                               One Dallas Centre
                                               350 N. St. Paul, Suite 3000
                                               Dallas, Texas 75201
                                               Attention: President
                                               Fax No.:  (214) 861-2663

If to the Company or Shareholder:              Compunet, Inc.
                                               5710 LBJ Freeway, Suite 328
                                               Dallas, Texas 75240
                                               Attention: William Thompson
                                               Fax No.: (972) 404-1341

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 8.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.




ASSET PURCHASE AGREEMENT
                                       13

EXECUTED as of the date first above written.

                                COMPANY:
                                COMPUNET, INC.



                                By: /s/ Deirdre Green
                                   -------------------------------------------
                                    Deirdre Green, President


                                SHAREHOLDER:


                                /s/ William Thompson
                                ----------------------------------------------
                                William Thompson


                                PURCHASER:
                                GEEK ASSETS, INC.



                                By: /s/ Michael Maples
                                   -------------------------------------------
                                    Michael Maples, President


                                PARENT:
                                INTERNET AMERICA, INC.



                                By: /s/ Michael Maples
                                   -------------------------------------------
                                    Michael Maples, President and
                                      Chief Executive Officer


ASSET PURCHASE AGREEMENT
                                       14